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AGREEMENT

This Agreement (the "Agreement") is entered into this 8th day of August, 2002, by and between Medivisor Inc. ("Md") and Pharmacia, Inc. ("PC").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Scope.

The Marketing Agreement shall cover the services of Md to be provided toPC, as set forth on Exhibit A attached hereto.

2. Compensation.

For the services to be provided to PC as set forth on Schedule A annexed hereto, Md shall charge PC $20,000. It is recognized that this is a special introductory price.

2a. Payment schedule shall be as follows:
½ due at signing
½ due at live project launch

3. Indemnity.

The parties agree to indemnify and hold each other harmless from any and all claims, liabilities and expenses, including reasonable attorney's fees, incurred by or threatened against the indemnified party arising from this Agreement and its performance due to the indemnifying party's actions or its failure to act as required by this Agreement.

4. Assignment.

This Agreement shall not be assigned by either party, with the express prior written consent of the other party. Such consent shall not be unreasonably withheld or delayed.

5. Governing Law.

This Agreement shall be governed, interpreted and construed under the laws of the State of New York.

6. Arbitration.

Any and all disputes that arise under this Agreement shall be decided under the Rules of the American Arbitration Association, in New York City.

7. Notice.

All notices to be given under this Agreement shall be in writing, and may be given, served or made by depositing the same in the U.S. mail addressed to the party to be notified at the address set forth above, or the most recent address used by the party, post-paid and registered or certified with return receipt requested, or by recognized overnight delivery service, or by delivering the same in person to such party.

8. Confidentiality.

Neither party shall at any time before or during the period of five (5) years after the termination of this Agreement hereunder use or divulge or make known to anyone without the express written consent of the Board of Directors of either corporation (except to those duly authorized by the corporations to have access thereto) any marketing systems, programs or methods, customer or client lists, computer programs configurations, systems or procedures, ideas, formulae, inventions, discoveries, improvements, secrets, processes or technical, or other information of either corporation, or any accounts, customer or client lists, transactions or business affairs of the parties. All ideas, marketing systems, computer programs, configurations, system or procedures, program or methods, formulae, inventions, discoveries, improvements, secrets or processes, whether or not patentable or copyrightable, made or developed by Md during the term of this Agreement, or within two (2) years after its expiration or termination and relating to the business of Md shall remain the exclusive property of Md. At the conclusion of this Agreement, each party shall forthwith surrender to the other party all letters, brochures, agreements and documents of every character relating to the business affairs and properties of the other party then in their possession and shall not, without the other party's prior written consent retain or disclose any copies thereof. Md shall not disclose to any third party any database supplied by PC.

IN WITNESS WHEREOF, the parties have executed this Agreement.

MEDIVISOR, INC.

By:____________________
President

PHARMACIA, INC.

By:____________________

Commitment Form – Budget Only Program

PHARMACIA

Cost Center/Unit Number	Typical Budget Only Acc...	All Other Accounts
9459	select account number	593101 - Internet Expense

Estimate
$ 20000

Program/Usage Date
8/12/02

Commitment Title
Medivisor Pharmacia E-Detailing Initiative

Commitment Description
See Attached

Charge back to Market Company
Yes ☐ No ☒ **If Yes, how much?**

Special Instructions
none

Product Managers Name
Mary O'Connell

NOTE:
Appropriate authorization must be obtained prior to submitting from to the **Finance Promo Team**

Authorization Levels

Manager	$ 75,000
Director	$ 100,000
Vice President	$ 200,000
Group Vice President	$ 1,000,000
Executive Vice President	$ 1,000,000+

Manager Approved by Mary O'Connell	**Signature** Mary O'Connell 8/12/02
Director Approved by	**Signature**
Vice President Approved by	**Signature**
Group Vice President Approved by	**Signature**
Executive Vice President Approved by	**Signature**
Person Completing Form Jewell Gibbs	Phone 16095 ext.

When completed with appropriate signatures:
Fax to Karen Grote or Joyce ... or
Mail to Karen Grote or Joyce ... Mail Stop 611